Q4 2025 Earnings Presentation February 26, 2026 Exhibit 99.2

2 Question & Answer Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Q4 2025 Earnings Call 01 02 03 04 05

3 Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management, including our expectations regarding our quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words; however, all statements in this presentation, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements. You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 and AW189 fleet and aircraft in general; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries; the potential effects of any future U.S. government shutdown on our Government Services business; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this presentation are qualified by these cautionary statements and are only made as of the date thereof. The forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise. This presentation includes an illustrative calculation of the Company’s Net Asset Value (“NAV”). The Company’s NAV is based upon the market value of the Company’s owned helicopters (as determined by third-party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this NAV calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third-party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third-party in an arm’s length sale of the asset, the fleet or the Company.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Adjusted Operating Income, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA. The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for the outlook periods included in this presentation to projected net income (GAAP) and Adjusted Operating Income (non-GAAP) to operating income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA and projected Adjusted Operating Income due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted non-GAAP measures to GAAP measures for the outlook periods presented. Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization) and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segments operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segments ability to ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

Recent Events



Achieves 2025 Guidance and Affirms 2026 Outlook

- Bristow 2025A revenues were in line with its 2025E guidance midpoint.
- 2025A Adjusted EBITDA was $246 million compared to the 2025E Adjusted EBITDA guidance midpoint of $245 million.
- Affirmed 2026E outlook ranges.
- **See slides 14-15 for details.**



Closes $500 Million Senior Secured Notes and Extends ABL Facility

- In January, Bristow closed a private offering of $500 million aggregate principal amount of 6.750% Senior Secured Notes due 2033, and entered into an amendment and extension of its asset-based revolving credit ("ABL") facility until 2031.
- **See slides 16-17 for details.**



Declares Quarterly Dividend

- Bristow declared a cash dividend of $0.125 per share of common stock, payable on March 26, 2026, to shareholders of record at the close of business on March 13, 2026.
- **See slide 18 for details.**



IRCG Contract Transition

- On February 1, 2026, Bristow's last Irish Coast Guard ("IRCG") base went live at Waterford Airport.
- The 10-year ~€670 million contract provides for day and night-time operations out of four bases leveraging a combination of specialized SAR-configured helicopters and fixed wing aircraft.
- Transition to the 2nd Generation UK SAR Contract ("UKSAR2G") is expected to conclude by the end of 2026.



Progresses its Advanced Air Mobility (AAM) Program

- Bristow completed its first electric aviation test project, conducted as an international test arena in Norway, after approximately six months of operational testing.
- Secured the first delivery slots for five Electra EL9 Ultra Short hybrid-electric aircraft, subject to aircraft certification.
- Announced its expanded role in advancing the UK's first electric air-taxi network through a new collaboration with Vertical Aerospace and Skyports Infrastructure, with initial service targeted for early 2029.

Bristow

5

6 7% Light Twin 12% Single Engine 8% Fixed Wing/UAS 29% S92 12% AW189 26% AW139 6% Other Medium 214 Revenues by Segment(2)Aircraft Fleet(1) Revenues by Region(3) Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions Presence on 5 Continents Customers in 15 Countries Publicly Traded on NYSE (VTOL) Global Employees 3,660 Total 961 Pilots 902 Engineers 66% Offshore Energy Services 8% Other Services 26% Government Services $1.5 bn 28% Americas 52% Europe 7% Asia Pacific 13% Africa $1.5 bn (1) As of December 31, 2025; see slide 20 for further details. (2) Reflects revenues by segment for the year ended December 31, 2025; see slide 23 for additional details. (3) Reflects revenues by region for the year ended December 31, 2025.

Q4 and Full Year 2025 Consolidated Financial Results

Total Revenues


$ in millions
$1,600
$1,200
$800
$400
$0
$386
$377
$1,415
$1,491
Q3
Q4
2024
2025

Adjusted EBITDA(3)


$ in millions
$300
$240
$180
$120
$60
$0
67
60
237
246
Q3
Q4
2024
2025

(1) "Current Quarter" refers to the three months ended December 31, 2025, and "Preceding Quarter" refers to the three months ended September 30, 2025.
(2) "Current Year" refers to the year ended December 31, 2024, and "Prior Year" refers to the year ended December 31, 2024.
(3) See slide 22 for a description of Adjusted EBITDA and reconciliation to net income.

Total revenues were $75.0 million higher in the Current Year(2) primarily due to higher revenues in Government Services and OES. Adjusted EBITDA was $8.9 million higher primarily due to the increased revenues and lower general and administrative expenses, which were partially offset by higher operating costs related to personnel, fuel and other operating costs; while repairs and maintenance costs were lower.

Total revenues were $9.0 million lower in the Current Quarter(1) primarily driven by lower revenues in Other Services and Offshore Energy Services ("OES"). Adjusted EBITDA was $7.0 million lower than the Preceding Quarter(1).

Bristow
7

8 Quarterly Offshore Energy Services Total Revenues Adjusted Operating Income $51 $51 $0 $20 $40 $60 Q3 2025 Q4 2025 $ in m ill io ns $250 $247 $100 $140 $180 $220 $260 Q3 2025 Q4 2025 $ in m ill io nsRevenues from Offshore Energy Services were $3.0 million lower in the Current Quarter. Revenues in Africa were $2.2 million lower primarily due to the conclusion of the fixed wing business, and revenues in the Americas were $1.2 million lower primarily due to lower utilization, while revenues in Europe were consistent with the Preceding Quarter. Adjusted Operating Income was consistent with the Preceding Quarter. Lower revenues and higher general and administrative expenses of $1.1 million related to professional services fees were partially offset by higher dividends and earnings from unconsolidated affiliates of $2.3 million and lower operating expenses of $1.6 million primarily due to lower subcontractor and repairs and maintenance costs. See slide 24 for a reconciliation of Adjusted Operating Income to Operating Income.

9 See slide 24 for a reconciliation of Adjusted Operating Income to Operating Income. Full Year Offshore Energy Services $966 $990 $0 $500 $1,000 2024 2025 $ in m ill io ns $173 $203 $0 $50 $100 $150 $200 $250 2024 2025 $ in m ill io ns Adjusted Operating Income Revenues from Offshore Energy Services were $24.4 million higher in the Current Year. Revenues in Africa were $21.7 million higher primarily due to higher utilization and additional aircraft capacity. Revenues in the Americas were $19.2 million higher primarily due to higher utilization in the U.S. and Brazil. Revenues in Europe were $16.5 million lower primarily due to lower utilization. Adjusted Operating Income was $30.0 million higher in the Current Year primarily due to the higher revenues coupled with lower general and administrative expenses of $5.9 million and lower operating expenses of $3.6 million, partially offset by lower earnings from unconsolidated affiliates of $0.9 million. Total Revenues

Quarterly Government Services

- Revenues from Government Services were $0.8 million lower in the Current Quarter primarily due to lower seasonal utilization in the United Kingdom search and rescue (“UKSAR”) operations, partially offset by the commencement of operations of an additional base on the Irish Coast Guard ("IRCG") contract in the fourth quarter.

- Adjusted Operating Income was $3.2 million lower in the Current Quarter due to higher operating expenses of $3.3 million and the lower revenues of $0.8 million. The increase in operating expenses was due to higher repairs and maintenance costs of $2.9 million primarily due to lower vendor credits and timing of repairs, and higher personnel costs of $1.6 million related to contract transitions, partially offset by lower other operating costs of $1.3 million primarily due to lower training and subcontractor costs.

See slide 24 for a reconciliation of Adjusted Operating Income to Operating Income.

Total Revenues


$ in millions
$100
$80
$60
$40
$20
$0
$101
$100
Q3 2025
Q4 2025

Adjusted Operating Income


$ in millions
$12
$8
$4
$0
$11
$8
Q3 2025
Q4 2025

Bristow

10

11 Full Year Government Services $330 $379 $0 $100 $200 $300 $400 2024 2025 $ in m ill io ns $51 $38 $5 $15 $25 $35 $45 $55 2024 2025 $ in m ill io ns Revenues from Government Services were $49.8 million higher in the Current Year due to the commencement of the IRCG contract and higher UKSAR revenues primarily due to favorable foreign exchange rate impacts and the commencement of fixed wing services. Adjusted Operating Income was $12.6 million lower in the Current Year primarily due to higher expenses attributable to the commencement of new contracts in Ireland and the UK, partially offset by the higher revenues. Total Revenues Adjusted Operating Income(1) See slide 24 for a reconciliation of Adjusted Operating Income to Operating Income.

12 Total Revenues Adjusted Operating Income Quarterly Other Services $8 $4 $0 $2 $4 $6 $8 $10 Q3 2025 Q4 2025 $ in m ill io ns $35 $30 $0 $10 $20 $30 $40 Q3 2025 Q4 2025 $ in m ill io ns See slide 24 for a reconciliation of Adjusted Operating Income to Operating Income. Adjusted Operating Income was $4.1 million lower in the Current Quarter due to the lower revenues, partially offset by lower operating expenses of $1.2 million related to lower seasonal activity. Revenues from Other Services were $5.2 million lower in the Current Quarter primarily due to lower seasonal activity in Australia.

13 Full Year Other Services $120 $121 $0 $20 $40 $60 $80 $100 $120 $140 2024 2025 $ in m ill io ns $26 $20 $5 $10 $15 $20 $25 $30 2024 2025 $ in m ill io ns Revenues from Other Services were $0.8 million higher in the Current Year primarily due to higher activity, partially offset by lower revenues due to the conclusion of certain dry-lease contracts. Adjusted Operating Income was $5.4 million lower in the Current Year primarily due to higher operating expenses of $5.9 million, offsetting the higher revenues of $0.8 million. The increase in operating expenses were due to higher activity in Australia. Adjusted Operating Income Total Revenues See slide 24 for a reconciliation of Adjusted Operating Income to Operating Income.

14 (1) Reflects the mid-point of the previously published 2025 outlook ranges. (2) Corporate includes unallocated overhead costs that are not directly associated with the reportable/operating segments. (3) The outlook projections provided for 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Published(1) Reported Revenues (in USD, millions) 2025E 2025A Offshore Energy Services $990 $990 Government Services $380 $379 Other Services $120 $121 Total revenues $1,490 $1,490 Adjusted Operating Income: Offshore Energy Services $200 $203 Government Services $43 $38 Other Services $23 $20 Corporate(2) ($33) ($33) Total Segment Adjusted Operating Income $233 $228 Adjusted EBITDA $245 $246 Cash interest $45 $47 Cash taxes $28 $27 Maintenance capital expenditures $14 $15 2025 Results In-Line with Outlook Affirms 2026 Outlook 2025 Actuals vs Outlook AFFIRMED 2026E(3) $1010 - $1,080 $440 - $460 $130 - $150 $1,580 - $1,690 $225 - $235 $70 - $80 $20 - $25 ($35 - $30) $280 - $310 $295 - $325 ~$40 $25 - $30 $20 - $25

15 Financial Performance $137 $171 $237 $246 310 2022 2023 2024 2025 2026E Revenue(1) Adjusted Operating Income By Segment(1)(2) % Margin Adjusted EBITDA(1)(2) (1) Figures in USD millions. (2) See Appendix for non-GAAP reconciliations. (3) Amounts for 2026E represents the mid-point of the outlook range. See slide 14 for details. $829 $853 $966 $990 $1,045 $284 $337 $330 $379 $450 $98 $107 $120 $121 $140 $1,210 $1,297 $1,415 $1,491 $1,635 2022 2023 2024 2025 2026E Offshore Energy Services Government Services Other Services $57 $89 $173 $203 $230 $64 $61 $51 $38 $75 $10 $26 $26 $20 $23 2022 2023 2024 2025 2026E Offshore Energy Services Government Services Other Services Consistent YoY revenue growth across all three segments ~23% CAGR over 5-years demonstrating Bristow’s strong financial performance capabilities Government Services contributions increasing significantly in 2026 with fully ramped IRCG contract Continuing to benefit from strong fundamentals in OES business 19% 17% 17% 13% 11%

16 Strong Balance Sheet and Liquidity Position (1) Balances reflected as of 31, 2025. (2) As of 31, 2025, the ABL facility had $9.4 million in letters of credit drawn against it and availability of $60.7 million. (3) The 6.875% Senior Notes were satisfied and discharged and will be redeemed in full on March 1, 2026 (4) Reflects principal balance of total debt. December December Actual (USD $mm, as of 12/31/2025) Amount Rate Maturity Cash $294 ABL Facility ($85mm)(2) — SOFR+200 bps May-27 Senior Secured Notes(3) 400 6.875% Mar-28 UKSAR Debt 167 SONIA+275 bps Mar-36 IRCG Debt 116 EURIBOR+195 bps Jun-31 Total Debt(4) $683 Less: Unrestricted Cash $(286) Net Debt $397 Pro Forma (USD $mm, as of 2/24/2026) Amount Rate Maturity ABL Facility ($70mm) $ — SOFR+175 bps Jan-31 Senior Secured Notes 500 6.750% Jan-33 UKSAR Debt 167 SONIA+275 bps Mar-36 IRCG Debt 116 EURIBOR+195 bps Jun-31 Total Debt(4) $783 $286.2 million of unrestricted cash and total liquidity of $346.9 million(1)(2) Entered into an amendment and extension of the ABL Facility at lower rates and updated to $70 million but allows for an increase to a maximum aggregate amount of $105 million and a maturity date of January 2031 Unfunded capital commitments of $104.4 million, consisting primarily of aircraft purchases(1) Refinanced the 6.875% Senior Secured Notes and closed a private offering of $500 million aggregate principal amount of 6.750% Senior Notes due in January 2033

17 Balance Sheet Evolution (1) See Appendix for non-GAAP reconciliations. (2) The illustrative annual debt maturity chart reflects the new 6.750% Senior Secured Notes. Does not reflect additional pre-payments on equipment financings. No near-term debt maturities and additional amortizing equipment financings include flexible pre- payment terms Operating and leverage metrics have continued to improve since 20223.7x 3.3x 3.0x 2.8x 2022 2023 2024 2025 2022 2023 2024 2025 Illustrative Annual Debt Maturity Profile(2) Gross Debt/Adjusted EBITDA(1) Net Debt/Adjusted EBITDA(1) Gross and net debt leverage ratios have improved 3.7x 3.3x 3.0x 2.8x 2.7x 2.2x 1.9x 1.6x 16 16 16 16 16 16 16 16 16 16 4 12 12 12 12 12 58 $500 $70 0 100 200 300 400 500 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 UKSAR Debt IRCG Debt Senior Secured Notes ABL Facility Commitment

18 Capital Allocation Framework A Disciplined and Focused Approach Priority Philosophy Strategic Objectives Status Balance Sheet • Protect and maintain strong balance sheet and liquidity position • Structure leases and debt to facilitate financial flexibility • Refinance 6.875% Senior Secured Notes and ABL • Reduce debt balance over time • Completed refinancing of Sr. Notes and ABL at lower rates • $40.1 million (£29.6 million) of accelerated principal payments on UKSAR Debt facility Growth • Pursue high impact, high return organic growth opportunities • Assess other growth opportunities: ─ Opportunistic M&A ─ Advanced Air Mobility (AAM) • Complete transitions of new IRCG and UKSAR2G contracts • Upgrade fleet with new OES configured AW189 helicopters to meet customer demand and boost profitability • Completed the investment required for the new Government Services aircraft Shareholder Capital Returns • Return capital to shareholders via opportunistic share buybacks and quarterly dividends • Pay a quarterly dividend beginning in Q1 2026, with an initial dividend payment of $0.125 per share ($0.50 per share annualized) • Opportunistically buy back shares using $125 million share repurchase program • Declared first dividend payment • $4.0 million of share repurchases. Currently, $121.0 million remains available under the repurchase program As of February 2026. • Ongoing investment for new OES AW189 helicopters

19 Appendix 1 Fleet Overview 2 3 NAV 4 Adjusted EBITDA 5 Revenues and Flight Hours by Segment Adjusted Operating Income by Segment 6 Adjusted Free Cash Flow

Fleet Overview

	NUMBER OF AIRCRAFT[1]			
TYPE	OWNED AIRCRAFT	LEASED AIRCRAFT	TOTAL AIRCRAFT	AVERAGE AGE (YEARS)[2]
Heavy Helicopters:				
S92	32	29	61	15
AW189	22	4	26	8
	54	33	87	
Medium Helicopters:				
AW139	48	7	55	13
S76 D/C++	13	—	13	14
AS365	1	—	1	36
	62	7	69	
Light—Twin Engine Helicopters:				
AW109	3	—	3	18
EC135 / H135	12	—	12	9
	15	0	15	
Light—Single Engine Helicopters:				
AS350	12	—	12	26
AW119	13	—	13	19
	25	—	25	
Total Helicopters	**156**	**40**	**196**	14
Fixed Wing	9	5	14	
UAS	4	—	4	
Total Fleet	**169**	**45**	**214**	

	HEAVY	MEDIUM	LIGHT TWIN	TOTAL
Under construction[1][3][5]	7	2	0	9
Options[4][5]	10	—	9	19

(1) As of December 31, 2025. Does not include certain aircraft shown in the "under construction" line in the fleet table. Upon completion of additional configuration, the newly delivered aircraft will appear in the fleet table above when placed into service.
(2) Reflects the average age of helicopters that are owned by the Company.
(3) Under construction reflects new aircraft that the Company has either taken possession of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer ("OEM") and pending delivery. Includes seven AW189 heavy helicopters (of which one was delivered and is undergoing additional configuration), and two AW139 medium helicopters (both of which were delivered and are undergoing additional configuration).
(4) Options include ten AW189 heavy helicopters and nine H135 light-twin helicopters.
(5) Excludes any orders or options for electric vertical takeoff and landing and short takeoff and landing aircraft, collectively known as Advanced Air Mobility ("AAM") aircraft that may have deposits but are pending regulatory certification.

Bristow

20

21 NAV per Share Calculation (in $ millions, except per share data) 12/31/2025 FMV of Owned Helicopters $ 1,618 NBV of Other PP&E 317 Working Capital 357 Other Assets, Net 194 Total Debt (671) Deferred Taxes, Net (4) Net Asset Value $ 1,811 Diluted Share Count 29.9 NAV per Share (excl. Leased Helicopters) $60.60 Current Price % (Disc)/Prem Current Share Price (2/24/2026) $46.67 (23.0%) Note: Helicopter fair market values based on annual desktop appraisals performed by Ascend by Cirium as of December 31, 2025. Diluted share count reflects the weighted average outstanding shares during the year ended December 31, 2025, inclusive of unvested awards.

Adjusted EBITDA Reconciliation

($000s)	Three Months Ended March 31, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2025	Year Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2025
Net income (loss)	$ 27,381	$ 31,779	$ 51,591	$ 18,676	$ 9,209	$ (6,920)	$ 94,870	$ 129,427
Depreciation and amortization expense	16,841	17,312	17,739	18,377	66,506	70,606	68,287	70,269
Interest expense, net	9,490	10,034	9,962	10,432	40,948	41,417	37,581	39,918
Income tax expense (benefit)	10,183	20,443	(11,843)	3,026	10,754	24,932	7,193	21,809
EBITDA	$ 63,895	$ 79,568	$ 67,449	$ 50,511	$ 127,417	$ 130,035	$ 207,931	$ 261,423
(Gains) losses on disposal of assets	558	(6,209)	(8,245)	2,111	521	(1,112)	1,045	(11,785)
Foreign exchange (gains) losses	(11,045)	(17,435)	2,946	3,051	(20,890)	10,701	8,925	(22,483)
Special items (1)	4,302	4,776	4,947	4,455	30,304	30,880	18,865	18,480
Adjusted EBITDA	$ 57,710	$ 60,700	$ 67,097	$ 60,128	$ 137,352	$ 170,504	$ 236,766	$ 245,635

(1) Special items include the following:	Three Months Ended March 31, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2025	Year Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2025
PBH amortization	$ 3,406	$ 3,587	$ 2,172	$ 2,232	$ 13,291	$ 14,980	$ 14,901	$ 11,397
Merger and integration costs	—	—	—	—	1,818	2,201	—	—
Gain on insurance claim	—	—	—	(4,970)	—	—	(4,451)	(4,970)
Non-cash insurance adjustment	—	—	—	—	—	3,977	—	—
Restructuring costs	—	—	—	—	2,113	—	—	—
Loss on impairment	—	—	—	—	5,187	—	—	—
Other special items(2)	896	1,189	2,775	7,193	7,895	9,722	8,415	12,053
	$ 4,302	$ 4,776	$ 4,947	$ 4,455	$ 30,304	$ 30,880	$ 18,865	$ 18,480

(2) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs

Bristow

22

Revenues and Flight Hours by Segment

	Three Months Ended				Years Ended			
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Operating revenues ($000s)								
Offshore Energy Services:								
Europe	$ 101,218	$ 107,625	$ 101,026	$ 101,412	$ 388,859	$ 398,059	$ 427,739	$ 411,281
Americas	91,569	95,230	100,945	99,757	347,046	332,259	368,319	387,501
Africa	46,998	49,955	48,460	46,285	92,859	122,638	170,006	191,698
Total Offshore Energy Services	$ 239,785	$ 252,810	$ 250,431	$ 247,454	$ 828,764	$ 852,956	$ 966,064	$ 990,480
Government Services	85,943	92,499	100,898	100,097	283,678	337,280	329,654	379,437
Other Services	24,802	31,120	34,960	29,713	97,523	107,193	119,773	120,595
	$ 350,530	$ 376,429	$ 386,289	$ 377,264	$ 1,209,965	$ 1,297,429	$ 1,415,491	$ 1,490,512

	Three Months Ended				Years Ended			
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Flight hours by line of service								
Offshore Energy Services:								
Europe	8,749	8,838	8,471	8,543	42,559	42,025	38,284	34,601
Americas	10,002	10,700	11,104	10,506	40,115	36,677	42,583	42,312
Africa	4,680	4,931	4,415	5,185	10,663	13,656	16,946	19,211
Total Offshore Energy Services	23,431	24,469	23,990	24,234	93,337	92,358	97,813	96,124
Government Services	3,941	4,868	5,016	4,186	17,194	18,661	18,811	18,011
Other Services	3,400	3,684	3,942	3,622	12,172	11,069	13,682	14,648
	30,772	33,021	32,948	32,042	122,703	122,088	130,306	128,783

Bristow
23

Adjusted Operating Income Reconciliation

($000s)	Three Months Ended March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Years Ended December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Offshore Energy Services:								
Operating income	$ 37,365	$ 43,595	$ 42,429	$ 42,193	$ 11,500	$ 45,613	$ 132,165	$ 165,582
Depreciation and amortization expense	6,870	6,924	7,049	7,103	33,353	30,783	28,404	27,946
PBH amortization	2,879	3,069	1,758	1,542	12,017	12,377	12,230	9,248
Offshore Energy Services Adjusted Operating Income	**$ 47,114**	**$ 53,588**	**$ 51,236**	**$ 50,838**	**$ 56,870**	**$ 88,773**	**$ 172,799**	**$ 202,776**
Government Services:								
Operating income	$ 6,011	$ (1,912)	$ 2,586	$ (1,607)	$ 38,889	$ 29,610	$ 21,070	$ 5,078
Depreciation and amortization expense	7,286	7,496	7,846	8,599	24,997	29,101	27,694	31,227
PBH amortization	422	452	378	654	864	1,940	2,002	1,906
Government Services Adjusted Operating Income	**$ 13,719**	**$ 6,036**	**$ 10,810**	**$ 7,646**	**$ 64,750**	**$ 60,651**	**$ 50,766**	**$ 38,211**
Other Services:								
Operating income	$ (622)	$ 3,443	$ 5,463	$ 1,530	$ 2,243	$ 15,398	$ 13,747	$ 9,814
Depreciation and amortization expense	2,554	2,679	2,622	2,466	7,631	9,768	11,370	10,321
PBH amortization	105	66	36	36	410	663	669	243
Other Services Adjusted Operating Income	**$ 2,037**	**$ 6,188**	**$ 8,121**	**$ 4,032**	**$ 10,284**	**$ 25,829**	**$ 25,786**	**$ 20,378**
Total Segments Adjusted Operating Income	**$ 62,870**	**$ 65,812**	**$ 70,167**	**$ 62,516**	**$ 131,904**	**$ 175,253**	**$ 249,351**	**$ 261,365**
Corporate:								
Operating loss	$ (9,206)	$ (2,486)	$ 57	$ (10,033)	$ (26,633)	$ (29,870)	$ (34,374)	$ (21,668)
Depreciation and amortization expense	131	213	222	209	525	954	819	775
Losses (gains) on disposal of assets	558	(6,209)	(8,245)	2,111	521	(1,112)	1,045	(11,785)
Corporate Adjusted Operating Loss	**$ (8,517)**	**$ (8,482)**	**$ (7,966)**	**$ (7,713)**	**$ (25,587)**	**$ (30,028)**	**$ (32,510)**	**$ (32,678)**
Consolidated Adjusted Operating Income	**$ 54,353**	**$ 57,330**	**$ 62,201**	**$ 54,803**	**$ 106,317**	**$ 145,225**	**$ 216,841**	**$ 228,687**

Bristow

24

25 Adjusted Free Cash Flow Reconciliation (1) Special items include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs. Three Months Ended Year Ended ($000s) March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 December 31, 2023 December 31, 2024 December 31, 2025 Net cash provided by (used in) operating activities $ (603) $ 99,039 $ 23,057 $ 76,913 $ 32,037 $ 177,420 $ 198,406 Less: Maintenance capital expenditures (1,886) (4,532) (2,800) (6,044) (14,418) (17,944) (15,262) Free Cash Flow $ (2,489) $ 94,507 $ 20,257 $ 70,869 $ 17,619 $ 159,476 $ 183,144 Plus: Merger and integration costs — — — — 2,118 — — Plus: Other special items(1) 740 786 1,108 883 8,037 1,435 3,517 Adjusted Free Cash Flow $ (1,749) $ 95,293 $ 21,365 $ 71,752 $ 27,774 $ 160,911 $ 186,661

26 (1) Reflects ABL Facility size as of 2/25/2026. (2) Reflects principal balance of total debt. (Actual, USD $mm) As of December 31, 2022 December 31, 2023 December 31, 2024 December 31, 2025 Cash $164 $184 $251 $294 ABL Facility ($70mm)(1) — — — — Senior Secured Notes 400 400 400 400 UKSAR Debt 126 162 209 167 IRCG Debt — — 97 116 Total Debt(2) $526 $562 $706 $683 Less: Unrestricted Cash $(160) $(180) $(248) $(286) Net Debt $366 $382 $458 $397 Adjusted EBITDA $137 $171 $237 $246 Net Leverage 2.7x 2.2x 1.9x 1.6x Net Debt Reconciliation